Exhibit 99.1

Infinera Corporation Reports Preliminary First Quarter 2024 Financial Results

San Jose, Calif., May 14, 2024 - Infinera Corporation (NASDAQ: INFN) today released preliminary financial results for its first quarter ended March 30, 2024. Although presented with numerical specificity, all amounts in this press release are preliminary and based on management’s current expectations as of the date of this press release. These results are subject to all aspects of the final quarterly review process and may change as a result of new information that arises, or new determinations that are made, in this process.
GAAP revenue for the quarter was $306.9 million compared to $453.5 million in the fourth quarter of 2023 and $392.1 million in the first quarter of 2023.
GAAP gross margin for the quarter was 36.0% compared to 38.6% in the fourth quarter of 2023 and 37.5% in the first quarter of 2023. GAAP operating margin for the quarter was (14.0)% compared to 2.5% in the fourth quarter of 2023 and (2.4)% in the first quarter of 2023.
GAAP net loss for the quarter was $(61.4) million, or $(0.27) per diluted share, compared to net income of $12.9 million, or $0.06 per diluted share, in the fourth quarter of 2023, and net loss of $(8.4) million, or $(0.04) per diluted share, in the first quarter of 2023.
Non-GAAP gross margin for the quarter was 36.6% compared to 39.6% in the fourth quarter of 2023 and 38.8% in the first quarter of 2023. Non-GAAP operating margin for the quarter was (8.4)% compared to 7.2% in the fourth quarter of 2023 and 3.5% in the first quarter of 2023.
Non-GAAP net loss for the quarter was $(38.3) million, or $(0.17) per diluted share, compared to non-GAAP net income of $28.6 million, or $0.12 per diluted share, in the fourth quarter of 2023, and non-GAAP net income of $5.7 million, or $0.02 per diluted share, in the first quarter of 2023.
Generated $24.0 million of operating cash flow and free cash flow of $16.0 million for the quarter, and ended the quarter with cash, cash equivalents and restricted cash at $192.2 million.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO, David Heard said “Q1 2024 was an important quarter for us marked by significant customer, RFP, and design-win momentum, but also a quarter where the industry was challenged as customers held back spending and pushed out projects. Our bookings were up year-over-year, and met our plan, with the multi-year revenue opportunity associated with our design wins representing potentially the largest in the company’s history. During the quarter, we gained further traction with our new GX line system, won major awards with our ICE-X pluggables, and launched ICE-D, a new line of intra-datacenter solutions with the potential to drive dramatic power reductions, especially for artificial intelligence (AI) workloads."
"On the operational front, our preliminary expectation is that revenue came in 4% below our outlook range, while all other key financial metrics were within the outlook range. We believe that the first half of the year represents the bottom of a demand cycle for the optical industry, and we expect to see improvements in the back half of the year leading to a very strong demand cycle in 2025. With key industry trends that include the penetration of fiber optics deeper into networks, proliferation of datacenters and AI workloads, and a record number of cables being laid underneath the ocean, we believe optical networking and related technologies have never been more important.”
Financial Outlook
Infinera's outlook for the quarter ending June 29, 2024, is as follows:
•Revenue is expected to be $330 million +/- $20 million.
•GAAP gross margin is expected to be 38.5% +/- 150 bps. Non-GAAP gross margin is expected to be 39.5% +/- 150 bps.
•GAAP operating expenses are expected to be $162.5 million +/- $1.5 million. Non-GAAP operating expenses are expected to be $139.5 million +/- $1.5 million.
•GAAP operating margin is expected to be (11.5)% +/- 300 bps. Non-GAAP operating margin is expected to be (3.5)% +/- 300 bps.

•GAAP net loss per share is expected to be $(0.21) +/- $0.04. Non-GAAP net loss per share is expected to be $(0.09) +/- $0.04.
First Quarter 2024 Investor Slides to be Made Available Online After the Filing of Form 10-Q
Investor slides reviewing Infinera's first quarter of 2024 financial results will be furnished to the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website after filing its Form 10-Q.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its preliminary results for the first quarter of 2024 and its outlook for the second quarter of 2024 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://events.q4inc.com/attendee/155487025 or dial in at (888) 330-2398, conference ID 60869. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company's preliminary financial results for the first quarter of fiscal 2024; Infinera's future business plans, strategy and growth opportunities; statements about design wins; expectations regarding industry demand and key industry trends; expectations regarding Infinera’s future performance; and Infinera’s financial outlook for the second quarter of 2024.
Infinera’s financial results for the first quarter of fiscal year 2024 are subject to all aspects of the final quarterly review process and may change as a result of new information that arises, or new determinations that are made, in this process.
These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of actual or future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues, including delays, shortages, components that have been discontinued and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; the effects of public health emergencies; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; Infinera’s international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, acts of war or terrorism, or other catastrophic events that could harm Infinera's operations; Infinera’s ability to remediate its recently disclosed material weaknesses in internal control over financial reporting in a timely and effective manner, and other risks and uncertainties detailed in Infinera’s SEC filings from time to time; and statements of assumptions underlying any of the foregoing. More information on potential factors that may impact Infinera’s business are set forth in Infinera’s period reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, and amended February 29, 2024, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on February 29, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These SEC filings are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, warehouse fire recovery, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2024 that excludes stock-based compensation expense, amortization of acquired intangible assets and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 30, 2024	April 1, 2023
	(Preliminary)
Revenue:
Product	$235,324	$314,820
Services	71,598	77,255
Total revenue	306,922	392,075
Cost of revenue:
Cost of product	156,265	198,674
Cost of services	40,243	42,947
Amortization of intangible assets	—	3,556
Restructuring and other related costs	(27)	—
Total cost of revenue	196,481	245,177
Gross profit	110,441	146,898
Operating expenses:
Research and development	77,262	81,042
Sales and marketing	40,745	41,707
General and administrative	32,847	29,235
Amortization of intangible assets	2,256	3,589
Restructuring and other related costs	314	790
Total operating expenses	153,424	156,363
Loss from operations	(42,983)	(9,465)
Other income (expense), net:
Interest income	1,122	471
Interest expense	(8,629)	(6,800)
Other gain (loss), net	(6,212)	10,956
Total other income (expense), net	(13,719)	4,627
Loss before income taxes	(56,702)	(4,838)
Provision for income taxes	4,693	3,572
Net loss	$(61,395)	$(8,410)
Net loss per common share:
Basic	$(0.27)	$(0.04)
Diluted	$(0.27)	$(0.04)
Weighted average shares used in computing net loss per common share:
Basic	231,533	222,393
Diluted	231,533	222,393

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three months ended
	March 30, 2024		December 30, 2023		April 1, 2023
	(Preliminary)
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$110,441	36.0%	$174,902	38.6%	$146,898	37.5%
Stock-based compensation expense(1)	1,893		2,328		2,276
Amortization of acquired intangible assets(2)	—		—		3,556
Restructuring and other related costs(3)	(27)		2,218		—
Warehouse fire recovery(4)	—		—		(510)
Non-GAAP as adjusted	$112,307	36.6%	$179,448	39.6%	$152,220	38.8%

Reconciliation of Operating Expenses:
GAAP as reported	$153,424		$163,641		$156,363
Stock-based compensation expense(1)	12,638		10,429		13,375
Amortization of acquired intangible assets(2)	2,256		2,256		3,589
Restructuring and other related costs(3)	314		4,096		790
Non-GAAP as adjusted	$138,216		$146,860		$138,609

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$(42,983)	(14.0)%	$11,261	2.5%	$(9,465)	(2.4)%
Stock-based compensation expense(1)	14,531		12,757		15,651
Amortization of acquired intangible assets(2)	2,256		2,256		7,145
Restructuring and other related costs(3)	287		6,314		790
Warehouse fire recovery(4)	—		—		(510)
Non-GAAP as adjusted	$(25,909)	(8.4)%	$32,588	7.2%	$13,611	3.5%

	Three months ended
	March 30, 2024	December 30, 2023	April 1, 2023
	(Preliminary)
Reconciliation of Net Income (Loss):
GAAP as reported	$(61,395)	$12,873	$(8,410)
Stock-based compensation expense(1)	14,531	12,757	15,651
Amortization of acquired intangible assets(2)	2,256	2,256	7,145
Restructuring and other related costs(3)	287	6,314	790
Warehouse fire recovery(4)	—	—	(510)
Foreign exchange (gains) losses, net(5)	6,448	(4,852)	(9,383)
Income tax effects(6)	(383)	(780)	399
Non-GAAP as adjusted	$(38,256)	$28,568	$5,682

Reconciliation of Adjusted EBITDA (7):
Non-GAAP net income (loss)	$(38,256)	$28,568	$5,682
Add: Interest expense, net	7,507	7,832	6,329
Less: Other gain (loss), net	236	(113)	1,573
Add: Income tax effects	5,076	(3,925)	3,173
Add: Depreciation	13,189	17,125	12,457
Non-GAAP as adjusted	$(12,720)	$49,713	$26,068

Net Income (Loss) per Common Share: GAAP
Basic	$(0.27)	$0.06	$(0.04)
Diluted(8)	$(0.27)	$0.06	$(0.04)

Weighted Average Shares Used in Computing GAAP Net Income (Loss) per Common Share:
Basic	231,533	230,509	222,393
Diluted(8)	231,533	233,090	222,393

Net Income (Loss) per Common Share: Non-GAAP
Basic	$(0.17)	$0.12	$0.03
Diluted(9)	$(0.17)	$0.12	$0.02
			.
Weighted Average Shares Used in Computing Non-GAAP Net Income (Loss) per Common Share:
Basic	231,533	230,509	222,393
Diluted(9)	231,533	259,210	229,404

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three months ended
	March 30, 2024	December 30, 2023	April 1, 2023
	(Preliminary)
Cost of revenue	$1,893	$2,328	$2,276
Total cost of revenue	1,893	2,328	2,276
Research and development	5,112	4,917	5,623
Sales and marketing	3,287	2,328	3,594
General and administration	4,239	3,184	4,158
Total operating expenses	12,638	10,429	13,375
Total stock-based compensation expense	$14,531	$12,757	$15,651
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with the reduction of headcount and the reduction of operating costs. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(5)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(6)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of above non-GAAP adjustments. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(7)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expense, net, other gain (loss), net, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(8)The GAAP diluted shares include potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a GAAP basis in periods when Infinera has net income on a GAAP basis, as its inclusion provides a better indication of Infinera's underlying business performance.

For purposes of calculating GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended
	March 30, 2024	December 30, 2023	April 1, 2023
	(Preliminary)
GAAP net income (loss) for basic earnings per share	$(61,395)	$12,873	$(8,410)
Interest expense related to the convertible senior notes, net of tax	—	104	—
GAAP net income (loss) for diluted earnings per share	$(61,395)	$12,977	$(8,410)

Weighted average basic common shares outstanding	231,533	230,509	222,393
Dilutive effect of restricted and performance share units	—	682	—
Dilutive effect of 2024 convertible senior notes(a)	—	1,899	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—
Weighted average dilutive common shares outstanding	231,533	233,090	222,393

GAAP net income (loss) per common share:
Basic	$(0.27)	$0.06	$(0.04)
Diluted	$(0.27)	$0.06	$(0.04)
(a)For the three- months ended March 30, 2024 and April 1, 2023, there were 1.9 million and 10.4 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For each of the three- months ended March 30, 2024, December 30, 2023 and April 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For the three- months ended March 30, 2024, and December 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share. For the three- months ended April 1, 2023, there were 3.6 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(9)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the diluted earnings per share reconciliation presented below.

For purposes of calculating non-GAAP diluted earnings per share, we used the following net income and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended
	March 30, 2024	December 30, 2023	April 1, 2023
	(Preliminary)
Non-GAAP net income (loss) for basic earnings per share	$(38,256)	$28,568	$5,682
Interest expense related to the convertible senior notes, net of tax	—	1,652	—
Non-GAAP net income (loss) for diluted earnings per share	$(38,256)	$30,220	$5,682

Weighted average basic common shares outstanding	231,533	230,509	222,393
Dilutive effect of restricted and performance share units	—	682	3,428
Dilutive effect of 2024 convertible senior notes(a)	—	1,899	—
Dilutive effect of 2027 convertible senior notes(b)	—	26,120	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	3,583
Weighted average dilutive common shares outstanding	231,533	259,210	229,404

Non-GAAP net income (loss) per common share:
Basic	$(0.17)	$0.12	$0.03
Diluted	$(0.17)	$0.12	$0.02
(a)For the three- months ended March 30, 2024, and April 1, 2023, there were 1.9 million and 10.4 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For each of the three- months ended March 30, 2024, and April 1, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For the three- months ended March 30, 2024, and December 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three months ended
	March 30, 2024	December 30, 2023	April 1, 2023
	(Preliminary)
Net cash provided by (used in) operating activities	$24,026	$79,652	$(1,769)
Purchase of property and equipment	(8,076)	(21,414)	(16,809)
Free cash flow	$15,950	$58,238	$(18,578)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 30, 2024	December 30, 2023
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$190,841	$172,505
Short-term restricted cash	492	517
Accounts receivable, net	265,072	381,981
Inventory	420,667	431,163
Prepaid expenses and other current assets	137,321	129,218
Total current assets	1,014,393	1,115,384
Property, plant and equipment, net	206,765	206,997
Operating lease right-of-use assets	37,574	39,973
Intangible assets	22,563	24,819
Goodwill	229,655	240,566
Long-term restricted cash	830	837
Other long-term assets	53,383	50,662
Total assets	$1,565,163	$1,679,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$239,241	$299,005
Accrued expenses and other current liabilities	103,139	110,758
Accrued compensation and related benefits	88,915	85,203
Short-term debt, net	25,381	25,512
Accrued warranty	16,074	17,266
Deferred revenue	141,553	136,248
Total current liabilities	614,303	673,992
Long-term debt, net	659,583	658,756
Long-term accrued warranty	15,418	15,934
Long-term deferred revenue	24,646	21,332
Long-term deferred tax liability	1,683	1,805
Long-term operating lease liabilities	44,617	47,464
Other long-term liabilities	43,371	43,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of March 30, 2024 and December 30, 2023 Issued and outstanding shares - 231,962 as of March 30, 2024 and 230,994 as of December 30, 2023	232	231
Additional paid-in capital	1,990,537	1,976,014
Accumulated other comprehensive loss	(43,026)	(34,848)
Accumulated deficit	(1,786,201)	(1,724,806)
Total stockholders' equity	161,542	216,591
Total liabilities and stockholders’ equity	$1,565,163	$1,679,238

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 30, 2024	April 1, 2023
	(Preliminary)
Cash Flows from Operating Activities:
Net loss	$(61,395)	$(8,410)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,445	19,602
Non-cash restructuring charges and other related costs	29	136
Amortization of debt issuance costs and discount	908	847
Operating lease expense	2,215	2,148
Stock-based compensation expense	14,531	15,651
Other, net	(465)	(1,037)
Changes in assets and liabilities:
Accounts receivable	115,440	86,239
Inventory	10,164	(38,555)
Prepaid expenses and other current assets	(14,821)	1,004
Accounts payable	(64,643)	(27,969)
Accrued expenses and other current liabilities	(2,642)	(44,749)
Deferred revenue	9,260	(6,676)
Net cash provided by (used in) operating activities	24,026	(1,769)
Cash Flows from Investing Activities:
Purchase of property and equipment	(8,076)	(16,809)
Net cash used in investing activities	(8,076)	(16,809)
Cash Flows from Financing Activities:
Payment of debt issuance cost	—	(154)
Repayment of mortgage payable	(131)	(127)
Principal payments on finance lease obligations	(99)	(227)
Payment of term license obligation	(2,590)	(2,323)
Proceeds from issuance of common stock	—	8,738
Tax withholding paid on behalf of employees for net share settlement	(202)	(1,100)
Net cash (used in) provided by financing activities	(3,022)	4,807
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,376	(5,698)
Net change in cash, cash equivalents and restricted cash	18,304	(19,469)
Cash, cash equivalents and restricted cash at beginning of period	173,859	189,203
Cash, cash equivalents and restricted cash at end of period(1)	$192,163	$169,734

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 30, 2024	April 1, 2023
	(Preliminary)
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$9,827	$1,963
Cash paid for interest	$12,869	$10,931
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$5,531	$10,229
Transfer of inventory to fixed assets	$167	$1,099
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$21,078	$7,134
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets (in thousands):

	March 30, 2024	April 1, 2023
	(Preliminary)

Cash and cash equivalents	$190,841	$163,765
Short-term restricted cash	492	3,873
Long-term restricted cash	830	2,096
Total cash, cash equivalents and restricted cash	$192,163	$169,734

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
								(Preliminary)
GAAP Revenue $(Mil)	$358.0	$390.4	$485.9	$392.1	$376.2	$392.4	$453.5	$306.9
GAAP Gross Margin %	30.5%	34.4%	37.1%	37.5%	38.0%	40.3%	38.6%	36.0%
Non-GAAP Gross Margin %(1)	36.1%	37.8%	38.7%	38.8%	39.3%	41.9%	39.6%	36.6%
GAAP Revenue Composition:
Domestic %	51%	57%	61%	60%	58%	59%	67%	54%
International %	49%	43%	39%	40%	42%	41%	33%	46%
Customers >10% of Revenue	1	1	1	—	1	1	1	—
Cash Related Information:
Cash from Operations $(Mil)	$(72.4)	$19.6	$(0.6)	$(1.8)	$1.4	$(29.7)	$79.6	$24.0
Capital Expenditures $(Mil)	$10.6	$11.0	$8.3	$16.8	$10.8	$13.3	$21.4	$8.1
Depreciation & Amortization $(Mil)	$21.1	$21.3	$19.8	$19.6	$19.8	$20.0	$19.4	$15.4
DSOs(2)	77	66	79	78	79	76	77	79
Inventory Metrics:
Raw Materials $(Mil)	$50.4	$43.5	$48.7	$67.6	$85.4	$110.4	$133.6	$132.5
Work in Process $(Mil)	$58.9	$62.6	$66.6	$71.8	$71.9	$69.9	$68.4	$68.6
Finished Goods $(Mil)	$200.3	$224.9	$259.6	$273.6	$270.1	$276.6	$229.2	$219.6
Total Inventory $(Mil)	$309.6	$331.0	$374.9	$413.0	$427.4	$456.9	$431.2	$420.7
Inventory Turns(3)	3.0	3.0	3.4	2.4	2.2	2.1	2.5	1.8
Worldwide Headcount	3,186	3,199	3,267	3,351	3,365	3,369	3,389	3,323
Weighted Average Shares Outstanding (in thousands):
Basic	215,509	217,620	219,921	222,393	225,922	228,077	230,509	231,533
Diluted	285,968	268,927	258,030	229,404	262,712	257,219	259,210	260,980
(1)Non-GAAP adjustments include stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and the fourth quarter of fiscal year 2022 was 98 days. When calculation is based on 98 days, DSO was 85 days for the fourth quarter of fiscal year 2022.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'24
Outlook
Reconciliation of Gross Margin:
GAAP	38.5%
Stock-based compensation expense	0.7%
Restructuring and other related costs	0.3%
Non-GAAP	39.5%

Reconciliation of Operating Expenses:
GAAP	$162.5
Stock-based compensation expense	(17.2)
Amortization of acquired intangible assets	(2.3)
Restructuring and other related costs	(3.5)
Non-GAAP	$139.5

Reconciliation of Operating Margin:
GAAP	(11.5)%
Stock-based compensation expense	6.0%
Amortization of acquired intangible assets	0.6%
Restructuring and other related costs	1.4%
Non-GAAP	(3.5)%

Reconciliation of Net Loss per Common Share - Basic:
GAAP	$(0.21)
Stock-based compensation expense	0.09
Amortization of acquired intangible assets	0.01
Restructuring and other related costs	0.02
Non-GAAP	$(0.09)